Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

IRS I.D. No.: 980338943 (Master Fund)                      52-2291758 (Advisors)

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:             Joseph Edelman

Issuer and Ticker Symbol:     Cypress Bioscience, Inc. (CYPB)

Date of Earliest Transaction: 5/23/03

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Cypress Bioscience, Inc.

PERCEPTIVE LIFE SCIENCES                         PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment
      advisor

By: /s/ Joseph Edelman                           By: /s/ Joseph Edelman
    ---------------------------------------          ---------------------------
Name:  Joseph Edelman                            Name:  Joseph Edelman
Title: Managing Member                           Title: Managing Member


                                                                     Page 3 of 3